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                                                                    EXHIBIT 23.6


                   CONSENT OF SG COWEN SECURITIES CORPORATION


We hereby consent to the inclusion of our opinion, dated May 6, 2000, to the Board of Directors of QLogic Corporation (the "Company") attached as Annex B to the Company's Joint Proxy Statement/Prospectus on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Background of the Merger" and "Opinion of QLogic's Financial Advisor." In executing this consent, we do not admit or acknowledge that SG Cowen Securities Corporation comes within the class of persons whose consent is required by
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                              SG COWEN SECURITIES CORPORATION


                                              By: /s/ ROBERT D. VALDEZ
                                                  ------------------------------
                                                  Name: Robert D. Valdez
                                                  Title: Managing Director


San Francisco, California
June 1, 2000